Exhibit 99.1

SeaStar Medical Reports 2023 Financial Results and Provides a Business Update

DENVER (April 17, 2024) – SeaStar Medical Holding Corporation (Nasdaq: ICU) (“SeaStar Medical” or the “Company”), a commercial-stage medical device company developing proprietary solutions to reduce the consequences of hyperinflammation on vital organs, reports financial results for the 12 months ended December 31, 2023 and provides a business update.

“It was exceptionally exciting to receive our first FDA approval for Quelimmune™, which is now available for treating critically ill pediatric patients suffering from acute kidney injury (AKI) and sepsis.  We are proud to be the only company to develop and commercialize a therapeutic device that’s proven to save lives and decrease dialysis dependency in these extremely sick children,” said Eric Schlorff, SeaStar Medical CEO. “We are working closely with our distribution partner to commercialize Quelimmune Pediatric to leading U.S. children’s hospitals.

“In our NEUTRALIZE-AKI pivotal clinical trial, which is evaluating the safety and efficacy of our Selective Cytopheretic Device (SCD) in the significantly larger adult AKI patient population, enrollment now stands at 24 subjects and we have activated six clinical trial sites. Additional sites are advancing through the on-boarding process,” he added. “We anticipate conducting an interim analysis once we have reached the 90-day primary endpoint in 100 subjects, which we expect to occur in the second half of 2024.

“Lastly, I’m pleased that we have filed our Form 10-K for 2023, which includes restated 2022 financial statements,” said Mr. Schlorff. “The restatement primarily involved the accounting treatment of non-cash items and had minimal to no impact on our operating expenses, cash usage, cash position or future business potential. I would like to thank our finance team for their hard work in quickly completing this restatement.”

SeaStar Medical provides the following updates on its commercial and development programs, and corporate activities:

Pediatric Acute Kidney Injury

Only about half of patients in the pediatric ICU with AKI who require kidney replacement therapy (KRT) survive, with those surviving at risk of long-term life-threatening conditions such as chronic kidney disease. Pooled analysis from two non-controlled studies, one of which was funded by the FDA Office of Orphan Products Development, showed that children weighing 10 kilograms or more with AKI requiring continuous kidney replacement therapy (CKRT) who were treated with Quelimmune had no device-related serious adverse events or device-related infections, a 77% survival rate and no dialysis dependency at Day 60.

•
In February 2024 SeaStar Medical received its first U.S. regulatory approval for the SCD Pediatric (SCD-PED) device for children with AKI and sepsis or septic condition weighing 10 kilograms or more who are being treated in the ICU with KRT. The SCD-PED is the first product approval in the Company’s newly branded Quelimmune product family. Quelimmune was approved under a humanitarian device exemption (HDE) application, having met the applicable criteria with clinical results showing safety and probable clinical benefit to critically ill children with AKI who have few treatment options. The U.S. addressable population of about 4,000 pediatric patients falls within the 8,000-patient HDE criteria.

•
The Company is working to commercialize Quelimmune with its distribution partner Nuwellis, which has deep relationships with nephrologists and intensive care physicians trained in pediatric extracorporeal therapy. Pediatric patients undergoing treatment with Quelimmune are expected to require on average seven Quelimmune units, with the disposable device being changed once every 24 hours.
•
In March 2024 the Company sponsored an industry symposium titled “New Therapies in Pediatric Acute Kidney Injury” at the AKI & CRRT 2024 conference. The symposium featured key opinion leaders in nephrology and AKI, who are members of the Company’s Scientific Advisory Board.

Adult Acute Kidney Injury

SeaStar Medical is conducting the pivotal NEUTRALIZE-AKI (NEUTRophil and Monocyte DeActivation via SeLective CytopheretIc Device - a RandomiZEd Clinical Trial in Acute Kidney Injury) clinical trial to evaluate the safety and effectiveness of the SCD in adults with AKI in the ICU receiving CKRT. The SCD has received FDA Breakthrough Device Designation for adult AKI. This designation is awarded to a therapy to treat a serious or life-threatening condition with preliminary clinical evidence indicating it may demonstrate substantial improvement over available therapies on clinically significant endpoints.

•
The NEUTRALIZE-AKI trial is expected to enroll up to 200 patients at up to 30 U.S. medical centers. The trial’s primary endpoint is a composite of 90-day mortality or dialysis dependency of patients treated with SCD-ADULT in addition to CKRT as the standard of care, compared with the control group receiving only CKRT standard of care. Secondary endpoints include mortality at 28 days, ICU-free days in the first 28 days, major adverse kidney events at Day 90 and dialysis dependency at one year. The study will also include subgroup analyses to explore the effectiveness of SCD-ADULT therapy in AKI patients with sepsis and acute respiratory distress syndrome. A more complete description of the NEUTRALIZE-AKI trial design can be found in the journal Nephron.

•	The Company expects to receive regulatory approval for the SCD-ADULT in the second half of 2025 and to launch the product in the first half of 2026.

Additional SCD Indications

SeaStar Medical continues to explore the application of its SCD technology across a range of indications involving dysregulated immune processes where proinflammatory activated neutrophils and monocytes may contribute to disease progression or severity, in both acute and chronic indications.

•
In September 2023 the Company received Breakthrough Device Designation for the SCD for use in cardiorenal syndrome. This was only the ninth Breakthrough Device Designation granted by the FDA’s Center for Biologics Evaluation and Research (CBER) since the program’s inception in 2015. The Company plans to work in partnership with the University of Michigan to conduct additional clinical studies to gather further evidence to support FDA approval.

•
In October 2023 the Company received Breakthrough Device Designation for the SCD for use in hepatorenal syndrome. An ongoing pilot study in this indication at the University of Michigan is expected to provide valuable insight in the design and execution of a pivotal study.

•
In February 2024 the manuscript “New Opportunity for Targeting Systemic Inflammation in Patients with Heart Failure through Leukocyte Immunomodulation” Pitt, B., Iyer, S.P.N. and Humes, H.D. discussing the role of chronic dysregulated systemic inflammation in heart failure and the potential application of the SCD was published in the peer-reviewed European Journal of Heart Failure.

Corporate Developments

•
In January 2024 the Company appointed healthcare industry veteran David A. Green as Chief Financial Officer. Mr. Green brings to SeaStar Medical extensive financial experience at public medical device and therapeutics companies.

•	In January 2024 the Company announced a $9.0 million registered direct offering priced at-the-market.
•	In January 2024 a U.S. patent was granted with broad claims directed to methods of using the SCD to treat subjects with inflammatory conditions and to process activated leukocytes and platelets.
•	In February 2024 the Canadian Intellectual Property Office issued a patent with broad claims covering the SCD technology.

2023 Financial Results

Research and development (R&D) expenses for 2023 were $6.0 million, compared with $2.5 million for 2022, with the increase primarily driven by higher clinical trial and personnel expenses, partially offset by lower external services.

General and administrative (G&A) expenses for 2023 were $8.2 million, compared with $6.9 million for 2022, with the increase primarily due to higher insurance expense, higher costs associated with SEC reporting, increases in payroll-related expenses, higher legal and professional services fees, an increase in directors’ compensation expense and a legal settlement. The increase was partially offset by lower fees associated with an equity line of credit.

Other expense for 2023 was $12.0 million, compared with other expense of $0.6 million for 2022. The increase primarily resulted from an increase in interest expense, unrealized loss on convertible notes and loss on extinguishment of convertible notes, and a reduction in unrealized gains from declines in the fair value of derivative warrants liability. This was offset by a decline in the loss recognized in the change in fair value of the forward purchase agreement derivative liability and other income. The Company incurred a loss on changes in fair value of pre-merger convertible notes payable derivative liability in 2022, with no comparable liability in 2023.

The net loss for 2023 was $26.2 million, or $1.21 per share on 21.7 million weighted-average shares outstanding.  This compared with a net loss for 2022 of $12.2 million, or $1.48 per share, on 8.2 million weighted-average shares outstanding.

The Company reported cash of $176,000 as of December 31, 2023, compared with $47,000 as of December 31, 2022. In January 2023 the Company announced a $9.0 million registered direct offering priced at-the-market.

About Hyperinflammation

Hyperinflammation is the overproduction or overactivity of inflammatory cells that can lead to damage of vital organs. It occurs when the body overproduces inflammatory effector cells and other molecules that can be toxic, damaging to vital organs and result in multi-organ failure and even death. This is known as the cytokine storm.

About The Selective Cytopheretic Device

The SCD is a patented cell-directed extracorporeal device that employs immunomodulating technology to selectively target proinflammatory neutrophils and monocytes during CKRT and reduces the hyperinflammatory milieu including the cytokine storm that causes inflammation, organ failure and possible death in critically ill patients. Unlike pathogen removal and other blood-purification tools, the SCD is integrated with CKRT hemofiltration systems to selectively target and transition proinflammatory monocytes to a reparative state and promote activated neutrophils to be less inflammatory. The SCD selectively targets the most highly activated proinflammatory neutrophils and monocytes. These cells are then returned back into the body through the blood, and the body is signaled to lower its inflammatory environment and focus on repair. This unique immunomodulation approach may promote long-term organ recovery and eliminate the need for future KRT, including dialysis. Quelimmune is the official brand name for the SCD Pediatric that has received FDA HDE approval based on safety and probable efficacy.

About SeaStar Medical

SeaStar Medical is a commercial-stage medical technology company that is redefining how extracorporeal therapies may reduce the consequences of excessive inflammation on vital organs. SeaStar Medical’s novel technologies rely on science and innovation to provide life-saving solutions to critically ill patients. The Company is developing and commercializing cell-directed extracorporeal therapies that target the effector cells that drive systemic inflammation, causing direct tissue damage and secreting a range of pro-inflammatory cytokines that initiate and propagate imbalanced immune responses. For more information visit www.seastarmedical.com or visit us on LinkedIn or X.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1955. These forward-looking statements include, without limitation, SeaStar Medical’s expectations with respect to the ability of SCD to treat patients with AKI and other diseases; the expected regulatory approval process and timeline for commercialization; and the ability of SeaStar Medical to meet the expected timeline. Words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside SeaStar Medical’s control and are difficult to predict. Factors that may cause actual future events to differ materially from the expected results include, but are not limited to: (i) the risk that SeaStar Medical may not be able to obtain regulatory approval of its SCD product candidates; (ii) the risk that SeaStar Medical may not be able to raise sufficient capital to fund its operations, including clinical trials; (iii) the risk that SeaStar Medical and its current and future collaborators are unable to successfully develop and commercialize its products or services, or experience significant delays in doing so, including failure to achieve approval of its products by applicable federal and state regulators, (iv) the risk that SeaStar Medical may never achieve or sustain profitability; (v) the risk that SeaStar Medical may not be able to access funding under existing agreements, including the equity line of credit and forward purchase agreements; (vi) the risk that third-parties suppliers and manufacturers are not able to fully and timely meet their obligations, (vii) the risk of product liability or regulatory lawsuits or proceedings relating to SeaStar Medical’s products and services, (viii) the risk that SeaStar Medical is unable to secure or protect its intellectual property, and (ix) other risks and uncertainties indicated from time to time in SeaStar Medical’s Annual Report on Form 10-K, including those under the “Risk Factors” section therein and in SeaStar Medical’s other filings with the SEC. The foregoing list of factors is not exhaustive. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and SeaStar Medical assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:
LHA Investor Relations

Jody Cain
(310) 691-7100
Jcain@lhai.com

Financial Tables to Follow

SeaStar Medical Holding Corporation
Consolidated Balance Sheets
For the Years Ended December 31, 2023 and 2022
(in thousands, except for share and per-share amounts)

	2023	2022
		(As Restated)
ASSETS
Current assets
Cash	$176	$47
Other receivables	—	12
Prepaid expenses	2,132	1,460
Total current assets	2,308	1,519
Other assets	1,205	1,519

Total assets	$3,513	$3,038

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$4,372	$1,927
Accrued expenses	1,523	2,245
Contingent upfront payment for license agreement	100	—
Notes payable, net of deferred financing costs	565	1,178
Convertible notes, current portion	4,179	—
Forward purchase agreement derivative liability	—	10,211
Liability classified warrants	2,307	587
Total current liabilities	13,046	16,148
Notes payable, net of deferred financing costs	4,143	7,652
Convertible notes, net of current portion	194	—
Total liabilities	17,383	23,800
Commitments and contingencies
Stockholders' deficit

Preferred stock - $0.0001 par value, 10,000,000 and 10,000,000 shares authorized at December 31, 2023 and 2022, respectively; no shares issued and outstanding at December 31, 2023 and 2022, respectively.	—	—
Common stock - $0.0001 par value per share; 500,000,000 and 100,000,000 shares authorized at December 31, 2023 and 2022, respectively; 47,615,285 and 12,699,668 shares issued and outstanding at December 31, 2023 and 2022, respectively	5	1
Additional paid-in capital	100,859	67,739
Accumulated deficit	(114,734)	(88,502)
Total stockholders' deficit	(13,870)	(20,762)
Total liabilities and stockholders' deficit	$3,513	$3,038

SeaStar Medical Holding Corporation
Condensed Consolidated Statements of Operations
For the Years Ended December 31, 2023 and 2022
(in thousands, except for share and per-share amounts)

	2023	2022
		(As Restated)
Operating expenses
Research and development	$5,973	$2,503
General and administrative	8,237	6,916
Origination cost of prepaid forward contracts	—	2,190
Total operating expenses	14,210	11,609

Loss from operations	(14,210)	(11,609)

Other income (expense)
Interest expense	(1,081)	(630)
Change in fair value of convertible notes	(5,380)	—
Change in fair value of warrants liability	545	10,863
Change in fair value of notes payable derivative liability	—	(602)
Change in the fair value of the forward purchase agreement derivative liability	(1,308)	(10,211)
Loss on extinguishment of convertible notes	(4,949)	—
Other income	151	—
Total other income (expense), net	(12,022)	(580)

Loss before provision for income taxes	(26,232)	(12,189)

Provision for income taxes	—	1

Net loss	(26,232)	$(12,190)
Net loss per share of common stock, basic and diluted	$(1.21)	$(1.48)
Weighted-average shares outstanding, basic and diluted (1)	21,670,330	8,211,256

SeaStar Medical Holding Corporation
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2023 and 2022
(in thousands, except for shares and per-share amounts)

	2023	2022
		(As Restated)
Cash flows from operating activities
Net loss	$(26,232)	$(12,190)
Adjustments to reconcile net loss to net cash used in operating activities
Amortization of discount on notes payable	—	242
Amortization of deferred financing costs	48	—
Non-cash accrued interest related to convertible notes	—	341
Change in fair value of notes payable derivative liability	—	602
Change in fair value of convertible notes	5,380	—
Change in fair value of forward purchase agreement derivative liability	1,308	10,211
Change in fair value of liability classified warrants	(545)	(10,863)
Loss on extinguishment of convertible notes	4,949	—
Stock-based compensation	1,930	1,311
Changes in operating assets and liabilities
Other receivables	12	4
Prepaid expenses	(97)	(1,073)
Accounts payable	2,445	1,548
Accrued expenses	517	2,073
Net cash used in operating activities	(10,285)	(7,794)

Cash flows from financing activities
Proceeds from issuance of convertible notes	8,000	1,681
Proceeds from recapitalization	—	9,961
Payment of recapitalization transaction costs	—	(1,211)
Proceeds from PIPE Investors	—	7,000
Payment for forward contracts	—	(11,940)
Payment of convertible notes	(400)	—
Proceeds from issuance of shares	4,742	—
Proceeds from exercise of convertible note warrants	592	—
Additional warrants	180	—
Payment of commitment fee - equity line of credit	(500)	—
Proceeds from sale of recycled shares	1,870	40
Proceeds from notes payable	800	1,878
Payment of notes payable	(4,870)	(15)
Payment of Government loans	—	(63)
Net cash provided by financing activities	10,414	7,331

Net increase (decrease) in cash	129	(463)

Cash, beginning of period	47	510

Cash, end of period	$176	$47

# # #